Exhibit 10.10

THIS SERVICE OUTSOURCING AGREEMENT (hereinafter referred to as the “Agreement”) is made and entered into as of June 1, 2007 in Shanghai, by and between

Party A:	Shanghai ChemPartner Co., Ltd
Address:	No. 3 Building, Lane 720, Cailun Rd, Zhangjiang Hi-Tech Park, Pudong New District, Shanghai

Legal Representative:

Party B:	LabPartner (Shanghai) Co., Ltd.
Address:	No. 4 Building, Block 998, Halei Rd, Zhangjiang Hi-Tech Park, Pudong New District, Shanghai

Legal Representative:

WHEREAS,

(A)	Party B is experienced in providing procurement, logistic and other client services and desires to provide Party A and its subsidiaries such services to enhance Party A’s supply chain management; and

(B)	Party A and Party B wish to document the terms and conditions to facilitate Party B’s provision of such services.

Party A and Party B agree the following:

1.	GENERAL

1.1	Definition

Unless otherwise defined, the terms below shall have the following meanings:

1.1.1	“Agreement” means this agreement signed by Party A and Party B, including all exhibits and schedules to this agreement and other reference documents agreed upon by both parties.

1.1.2	“Party” means Party A or Party B, as the case maybe and “Parties” means Party A and Party B.

1.1.3	“Employees” means employees of Party B or its subcontractors who are instructed to provide the Services or any part of the same.

1.1.4	“Materials” means materials procured by Party B according to Party A’s requirements or materials handled or stored by Party B on behalf of Party A.

1.1.5	“Warehouse” means the places where Party B handles and stores materials on behalf of Party A.

1.1.6	“Services” means the services performed by Party B according to the requirements of Party A and the terms and conditions of this Agreement.

1.1.7	“Sales of Materials” means the sale of Materials by Party B to Party A at predetermined prices according to terms set forth under Exhibit 1—Purchase and Sales Agreement.

1.1.8	“Purchase Agent Services” means the provision of Materials with no pre-determined prices by Party B according to terms set forth under Exhibit 2—Purchase Agent Agreement.

2.	SERVICES

2.1	Scope of Services

2.1.1	Party B to sell Materials listed on a catalogue provided to Party A at prices mutually agreed upon by Parties;

2.1.2	Party B to maintain and repair Party A’s equipments and facilities;

2.1.3	Party B to clear customs for Party A’s exported and imported materials;

2.1.4	Party B to provide high pressure and hydrocyanation laboratory Services;

2.1.5	Party B to negotiate construction contracts and contracts for importing equipments on behalf of Party A;

2.1.6	Party B to provide procurement Services for materials not listed on the catalogue;

2.1.7	Party B to provide warehousing and logistics Services for Party A.

2.1.8	Party A to provide analysis and testing Services for materials provided by Party B.

2.2	Party B shall provide the Services within the scope of this Agreement and in accordance with other terms and conditions set forth in the exhibits of this Agreement.

2.3	Service Types

2.3.1	Sales of Materials

2.3.1.1	Party B shall provide a Materials catalogue with each Material having price mutually agreed upon by both Parties and sell such Materials to Party A according to Party A’s purchase orders at such mutually agreed prices. Party B shall establish a warehouse with reasonable stocks at Party A’s premises to ensure on time delivery of Materials.

2.3.1.2	Party B shall issue invoices according to the catalogue prices. For prices and quality standard, please see Exhibit 1—Purchase and Sales Agreement.

2.3.2	Purchase Agent Service

2.3.2.1	Party B shall act as Party A’s agent to purchase all the Materials not listed in the catalogue. Party A pay Party B’s actual purchase price. Party B shall issue sales invoice to Party A.

2.3.2.2	Party A shall pay Party B an agency fee according to the actual numbers of purchase Party B made. For details, please see Exhibit 2—Agent Purchase Agreement.

2.3.3	Equipment Maintenance and Repair

2.3.3.1	Party B shall provide Party A a maintenance catalogue listing equipments and facilities that Party B is capable to maintain and repair. Party B shall develop annual maintenance plan and fee schedules for the equipments and facilities

2.3.3.2	For detailed maintenance agreement and fee suchedules, please see Exhibit 3—Maintenance and Repair Services Agreement.

2.3.4	Agent Services

2.3.4.1	Party B shall provide customs clearance, trade documents preparation, inspection and data processing Services for materials imported or exported by Party A, select, evaluate and negotiate with potential contractors for Party A’s construction projects and overseas equipment suppliers and draft related contracts.

2.3.4.2	Party A shall pay Party B commissions based on the number of import and export transactions conducted by Party B. For detailed fee and commission schedules, please see Exhibit 5—Agent Services Agreement.

2.3.5	Special Laboratory Services

2.3.5.1	Party B shall provide high pressure and high pressure hydrocyanation laboratory Services for Party A with its own special lab facilities and provide Employees for such Services.

2.3.5.2	Party B will provide fee schedules for its special laboratory services to Party A which shall be followed upon Party A’s confirmation. Please see Exhibit 6—Special Laboratory Services Agreement.

2.3.6	Warehousing and Logistics Services

2.3.6.1	Party A agrees to establish a warehouse at its premises for Party B to ensure on time delivery. Party B agrees to maintain certain level of inventory in the warehouse and deliver materials to Party A’s individual laboratories from the warehouse.

2.3.6.2	Party B charges fee according to the number of deliveries made to Party A. For detailed fee schedules and agreement, please see Exhibit 4—Warehousing and Logistics Services Agreement.

2.3.7	Testing and Analysis Services

2.3.7.1	To ensure that the reagent and other materials provided by Party B meet Party A’s requirements, Party A shall inspect and test these materials procured by Party B using its own laboratory facilities at the cost of Party B.

2.3.7.2	Detailed testing procedures and fee schedules are set forth in Exhibit 7—Testing and Analysis Services Agreement.

2.4	Standard for Services:

Party B shall perform its obligations under this Agreement in a responsible and professional manner according to the Agreement or the otherwise generally applicable professional, technical and quality standards in China. With Party A’s consent, Party B shall arrange its related departments to perform the tasks delegated by Party A according to the terms and conditions of this Agreement and the exhibits hereto and shall provide experienced and qualified employees to complete the Services.

3.	SERVICE FEES

Please see exhibits to this Agreement for specific fee schedules and payment methods.

4.	PARTY A’S OBLIGATIONS

4.1	Upon request by Party B, Party A shall provide Party B the materials and documents necessary for performing the Services set forth in this Agreement and shall provide reasonable assistance and help to facilitate Party B to perform its Service.

4.2	If there is any material changes on the part of Party A that may have negative impact on Party B's ability to perform the Services, Party B may request Party A to provide a written waiver to waive Party B from any liability arising out of any change in its service quality caused by such negative impact.

4.3	Party A shall pay Party B according to the time schedule and payment method set forth under the exhibits to this agreement. Party A shall have the obligation to cooperate. Party A shall not unreasonably withhold approvals or consents required under this Agreement.

5.	PARTY B’S OBLIGATIONS

5.1	Party B shall be responsible for the quality of its Services. Any inspection or approval done by Party A shall not relieve Party B’s obligations.

5.2	Where the conducts of Party B may have negative impact on Party A, Party A may request Party B to provide a written waiver to release Party A from such negative impact.

5.3	Party B shall comply with health and safety, welfare, workers’ compensation, minimum wage, working schedule, environment, tax and other applicable laws.

5.4	Party B shall keep all accurate and systematic documents and financial records related to its Services with customary content and in customary form, which shall be sufficient to prove that all costs and expenses to be paid by Party A are legitimate.

5.5	Party B shall provide Party A quarterly report and other reasonable information in relation to the Services upon written request by Party A.

6.	ASSIGNMENT OF CONTRACT OR SUBCONTRACT

6.1	Unless otherwise agreed upon in writing, Party B shall not subcontract or delegate any Services set forth in this Agreement to one or more third parties.

6.2	Neither assignment of any part of the Services under this Agreement by Party A to a third party nor its consent to the assignment of the same by Party B to a third party shall relieve any of Party B’s obligations under this Agreement.

7.	CONFIDENTIALITY

Unless otherwise agreed upon in writing by Party A, Party B and its Employees shall not disclose to any third party any information in relation to this Agreement and its exhibits and any information acquired during the Services or information created as the result of its Services, nor shall Party B and its Employees use such information for purposes other than to perform this Agreement.

8.	RELATIONSHIP BETWEEN PARTY A AND PARTY B

8.1	Party A and Party B are client and trade company, respectively. Both parties are duly incorporated under the laws of the People’s Republic of China and are independent legal persons in good standing.

8.2	Party B shall be responsible for any dispute caused by Party B during its provision of Services. Party B agrees to compensate, indemnify, and defend at its cost Party A for any claims against Party A caused by the acts of Party B and its Employees during the provision of Services.

9.	LIABILITY FOR BREACH

Party A and Party B shall perform their respective obligations as set forth in this Agreement. Unless otherwise agreed, a Party shall breach this Agreement if the Party fails to fully perform or suspend the performance of its obligations under this Agreement. The breaching party shall bear the responsibility according to terms of the related Agreements.

10.	DISPUTE RESOLUTION

Any disputes arising from the performance of this Agreement shall be resolved through friendly negotiation between Parties. In case such negotiation fails, any Party may bring legal action to the court in the area where Party A is located.

11.	MISCELLANEOUS

11.1	No Party shall amend or terminate this Agreement without entering into an amendment to this Agreement with the other Party. The amendment shall become effective after both Parties have affixed the amendment with company seals or contract seals. If no agreement is reached on the amendment, the Party initiating the amendment shall continue to perform under the original Agreement, or would be considered as breaching this Agreement.

11.2	The term of this Agreement is 5 years, from , 2007 to , 2012. Any party wishing to terminate this agreement shall notify the other party with 6 months’ advance notice.

11.3	This Agreement shall become effective after both parties have caused their legal representatives or authorized representatives to sign this Agreement and affix this Agreement with company seals. This Agreement is made in two originals, held by each party. Each of the originals shall have the same legal effect.

11.4	Parties may enter into a supplemental agreement for issues not addressed by this Agreement. If there is any discrepancy between this Agreement and the supplemental agreement, the supplemental agreement shall prevail.

11.5	Details of the services outsourcing shall be provided in separate written agreements as set forth in the exhibits. Any discrepancy between this Agreement and such separate agreements shall be governed by such separate agreements.

Party A:	/s/ Shanghai ChemPartner Co., Ltd
Address:	No. 3 Building, Lane 720, Cailun Rd, Zhangjiang Hi-Tech Park, Pudong New District, Shanghai

Authorized Representative:

Date: June 1, 2007

Party B:	/s/ LabPartner (Shanghai) Co., Ltd.
Address:	No. 4 Building, Block 998, Halei Rd, Zhangjiang Hi-Tech Park, Pudong New District, Shanghai

Authorized Representative:

Date: June 1, 2007

Service Outsourcing Agreement—Exhibit 3

MAINTENANCE AND REPAIR SERVICES AGREEMENT

Party A:	Shanghai ChemPartner Co., Ltd.

Party B:	LabPartner (Shanghai) Co., Ltd.

Party A and Party B, through friendly negotiations, agree as follows in respect of providing maintenance and repair services from Party B to Party A:

1.	SERVICES

Party A and Party B will jointly prepare a catalogue for equipment repair and maintenance (Schedule 1) services based on the technological and service capabilities of Party B. Party B will provide the services set forth under the catalogue, which will ensure normal operations and extend the useful life of the equipment of Party A. The services contemplated to be provided hereunder by Party B consist of maintenance services and repair services.

2.	TYPES OF SERVICES

2.1	Maintenance Services

2.1.1	Party B will provide maintenance services for the equipment of Party A included in the catalogue on regular basis, and the name of such equipment and the frequency, description and charges of such maintenance will be set forth under Schedule 2.

2.1.2	Party B will provide to Party A an repair and maintenance work plan for the immediately following month no later than the 25th day of each month. If Party A has any objection to such plan, it shall notify Party B by electronic mail or fax within two business days upon its receipt of such plan. Party B will make change to its repair and maintenance plan according to comments from Party A and, subject to approval from Party A, conduct repair and maintenance according to the changed plan.

2.1.3	Party B will provide maintenance services upon the equipment of Party A according to its repair and maintenance work plan. Party A shall make an advance notice to the person in charge of the equipment of the time for maintenance of such equipment as provided under the work plan, and coordinate to decide the operating time of such equipment to ensure due provision of maintenance services by Party B. The person in charge of such equipment is obliged to notify the maintenance employee of Party B of the major services to be performed in connection with the maintenance, and provide free of charge the area and utilities necessary for performing such maintenance services by Party B.

2.1.4	Upon completion of maintenance services for each equipment, Party B will issue to Party A the LabPartner Trading Equipment Maintenance Services Customer Confirmation Letter (Schedule 3), which will include the name of the equipment that have been maintained, description and charges of such maintenance, and the expenses for any accessories and materials. The Confirmation Letter shall be signed by the person in charge of the equipment of Party A, to confirm Party B's completion of the maintenance services.

2.1.5	Party B will provide tier one and tier two maintenance services, once for each, for any equipment purchased by Party A from Party B within one year from such purchase.

2.2	Repair Services

2.2.1	Party B will provide repair services for the equipment of Party A, the names of which equipment and the types of breakdowns that are repairable are included in Schedule 4. Party B will charge a flat rate of RMB100 for each repair, exclusive of any expense for parts and components which will be separately charged, if any.

2.2.2	If any of the equipment of Party A which is included in the catalogue fails to operate due to any breakdown, Party A may notify such breakdown to Party B by electronic mail addressed to . Upon receipt of such mail, Party B will arrange its repair employee to conduct on-site check and repair of such breakdown within one business day. The repair employee of Party B shall repair the breakdown on-site if it is repairable or, if it is irreparable on-site, notify Party A of the time required for its repair. Upon completion of equipment repair, Party B will fill in a LabPartner Trading Customer Equipment Repair Advice (see Schedule 5), in which Party B will provide the particulars of the breakdown and charges for its repair, which is subject to signature of Party A.

2.2.3	Annual Repair Package Plan

2.2.3.1	Party A may purchase the annual repair package plan from Party B for equipment repair services. Party A will fill in and affix its seal on the LapPartner Trading Equipment Maintenance Package Plan Purchase Confirmation Letter (see Schedule 6), which will be provided to Party B as evidence for Party A’s purchase of the package plan. Upon receipt of the Purchase Confirmation Letter, Party B will provide the following services to the designated equipment of Party A applicable to such package plan within the agreed period:

•	Any breakdown included in Schedule 4, the charge of which repair will not be separately paid by Party A; and

•	Party B will provide maintenance services according to Schedule 2, and Party A will not be charged for any expenses relating to replacement of any parts and components for the first time.

2.2.3.2	Each of Party A and Party B will follow the procedures provided under Section 2.2.2 for delivery of repair notice and implementation of repair, respectively, in respect of the equipment of Party A which is included in the repair package plan. The maintenance of such equipment will follow the procedures provided under Section 2.1.

3.	SERVICE FEES

3.1	Equipment Maintenance Charges and Payment Methods

3.1.1	Party B will account for the charges and expenses arising from the provision of maintenance services and replacement of materials and components for the prior month according to the Customer Confirmation Letter by the 10th day of each month, and provide a schedule of such charges and expenses to Party A.

3.1.2	Within three business days upon receipt of such charges and expenses schedule, Party A will complete its review of such charges and expenses and notify Party B to issue an invoice thereof and, within five business days upon it receipt of such invoice from Party B, make payment in full to Party B.

3.2	Equipment Repair Charges and Payment Methods

3.2.1

Party B will account for the charges and expenses arising from the provision of repair services and replacement of materials and components for the prior month according to the Customer Confirmation Letter by the 10th day of each month, and provide a schedule of such charges and expenses to Party B.

3.2.2	Within three business days upon receipt of such charges and expenses schedule, Party A will complete its review of such charges and expenses and notify Party B to issue an invoice thereof and, within five business days upon it receipt of such invoice from Party B, make payment in full to Party B.

3.3	Charges and Payment Methods for Equipment Repair Package Plan

3.3.1

Party A will purchase one-year equipment repair package plan for any of its equipment at the amount of 10% of the original purchase price of the equipment. Party B will account for the charges and expenses arising from equipment repair for the prior month according to the Repair Package Plan Purchase Letter by the 5th of each month, and provide a schedule of such charges and expenses and an invoice thereof to Party A.

3.3.2

Upon receipt of such invoice, Party A will pay to Party B the charges and expenses relating to the equipment repair package plan arising from the signed Repair Package Plan Purchase Letter for the prior month by the 10th day of each month.

4.	MISCELLANEOUS

4.1	If the equipment is purchased by Party B on behalf of Party A, Party B may assist Party A in its communication with the equipment supplier who will provide guaranty services to Party A. The preceding sentence will not release Party B from its obligations to provide maintenance and repair services for such equipment. If Party B is the supplier of such equipment, it shall provide guaranty services according to related agreement.

4.2	Party A shall make due payment of any and all charges and expenses under this Agreement. If Party A delays to make such payment for more than a week, Party B may suspend its services without any liability to any losses which may be incurred by Party A thereof.

4.3	With the exception of the services included under any repair package plan, Party B shall provide repair services free of charge to any equipment of Party A within one week after it has provided repair services for the same breakdown of the same equipment.

4.4	Party A may elect to use either of the two payment methods for repair services based on the conditions of its equipment.

4.5

On the execution date of this agreement Party A shall provide to Party B a list setting forth the particulars of each of the equipment included in Schedule 1, which list will include the names, specifications, quantities and locations of such equipment that needs the maintenance services provided by Party B. If Party A adds any new set of equipment included Schedule 1 and requires Party B to provide maintenance services for such equipment, it will provide a list setting forth the particulars of such equipment to Party B by the 5th day of next month, upon receipt of that list Party B will provide maintenance services for such equipment according to Schedule 2.

4.6	Party B will continue to improve the skills of its repair employees, and expand the scope of its repair services correspondingly to the improved skills of its employees. Party B will notify Party A promptly of any improvement of its repair capacity so as to facilitate timely repair of equipment. The services included in the annual repair services package plan will remain the same.

4.7	If any provisions of this Agreement has any conflict with any provision under the Service Outsourcing Agreement (No. JCCP20070702001), the Service Outsourcing Agreement will prevail.

5.	The term of this Agreement is 5 years, from June 1, 2007 to May 31, 2012. Any party wishing to terminate this agreement shall notice the other party with 6 months’ advance notice.

6.	This Agreement is made in two originals, held by each party. This Agreement shall become effective after both parties sign this Agreement and affix this Agreement with company seals. Any dispute arising from this Agreement shall be settled through negotiations and, if negotiations fail, the provisions under the Services Outsourcing Agreement will prevail.

Party A: /s/ Shanghai ChemPartner Co., Ltd.

Agent:

Date: June 1, 2007

Party B: /s/ LabPartner (Shanghai) Co., Ltd.

Agent:

Date: June 1, 2007

Schedule 1: Catalogue for Equipment Repair and Maintenance Services

Item	Equipment Name	Specification/Type	Producer/Brand	Note
1	cold condensate circulating pump	DLSB5\25 DLSB30\30 DLSB 30\80	Zhengzhou Greatwall Scientific Industrial and Trade Co.,Ltd.

2	cold condensate circulating pump	DLSB5\25	Shanghai Yukang Scientific & Educational Instrument Equipment Co., Ltd.

3	oil pump	2XZ-4	Tongyun Vacuum Pump Factory of Shanghai Aoxin Industry Trade Development Co.,Ltd.

4	oil pump	2XZ-4	Zhejiang Linhai Tanshi Vacuum Equipment Co., Ltd.

5	oil pump	2XZ-4	Shanghai Yukang Scientific & Educational Instrument Equipment Co., Ltd.

6	oil pump	2XZ-4	Shanghai Deying Vacuum Pump Factory

7	oil pump	2XZ-4B	Shanghai Vacuum Pump Factory

8	rotary evaporator	RE-5203	Shanghai Yarong Biochemical Instrument Factory

9	rotary evaporator	ZX98-01	shanghai Looye Co., ltd.

10	water circulating vacuum pump	SHB-IIIA\SHB- 95A	Zhengzhou Greatwall Scientific Industrial and Trade Co., Ltd.

11	water circulating vacuum pump	SHB-IIIA\SHB- 95A	Shanghai Yukang Scientific & Educational Instrument Equipment Co., Ltd.

12	ice maker	FM550 FM350	Grant Ice Systems (China)

13	freeze dryer	6 litres	LABCONCO

Schedule 2:	Equipment Name, Maintenance Period, Maintenance Content and Charge Standard (Including Fees for Material Required for Maintenance) Involved in Maintenance Services

Equipment Name	Maintenance Period	Maintenance Content	Charge Standard
cold condensate circulation pump	3 months	Clean cold trap and replace liquid freeze, and check any refrigerant leak at all welding joints. Promptly contact agent or producer to reinforce the welding joints and add refrigerant if any leak is noticed.	RMB70/pump/time

oil pump	Tier 2 maintenance: 3 months	Tier 2 maintenance: replace pump oil.	Tier 2 maintenance: RMB20/pump/time

	Tier 1 maintenance: 1 year	Tier 1 maintenance: clean pump shell; check any abrasion of and replace abrased rotary vane and spring; replace sealing element.	Tier 1 maintenance: RMB120/pump/once

rotary evaporator	Tier 2 maintenance: 45 days Tier 1 maintenance: 1 year	Tier 2 maintenance: clean seal ring and head of rotary evaporator once. Tier 1 maintenance: check any abrasion of and replace abrased seal ring; check and replace any evaporating pipe.	Tier 2 maintenance: RMB25/pump/ time Tier 1 maintenance: RMB50/pump/ time

water circulation vacuum pump	Tier 2 maintenance: 3 months Tier 1 maintenance: 1 year

Tier 2 maintenance: clean water tank and replace water, clean one-way valve and replace rubber pipe.

Tier 1 maintenance: check noise of motor and replace bearing if noisy; replace vacuum bottle; replace seal ring; replace hush pipe.

Tier 2 maintenance: RMB30/pump/ time Tier 1 maintenance: RMB70/pump/ time

ice maker	3 months	Clean cold trap once and check any refrigerant leak at all welding joints. Prompt contact with agent or producer to reinforce the welding joints and add refrigerant if any leak is noticed.	RMB70/pump/ time

freeze dryer	6 months	Clean cold trap once and check any refrigerant leak at all welding joints. Prompt contact with agent or producer to reinforce the welding joints and add refrigerant if any leak is noticed.	RMB70/pump/time

Note:

1.	Party B shall notify Party A for repair if Party B finds any damages to parts of equipment which is not described in the maintenance content while providing maintenance services to the equipment.

Schedule 3:    LabPartner Trading Equipment Maintenance Services Customer Confirmation Letter

No.

Company to which equipment belongs

Equipment Location	Equipment No.		Maintenance Date
Equipment Name	Specification/Type		Producer
Maintenance Content:
Maintenance Charges
Parts Replacement/Material Utilization and Charges
Item	Name of Parts/Materials	Amount Used	Unit	Amount	Note
1
2
3
4
5
Subtotal
Total Charge

Maintained by:	Person in Charge of Equipment:

Schedule 4: Name of Equipment and Breakdown Involved in Repair Services

Equipment Name	Breakdown Name
freeze dryer	no display of vacuum degree or stopped operation of freeze dryer

cold condensate circulating pump	no circulation, no refrigeration, display error, liquid leak and short circuit

oil pump	weak vacuum degree, jammed and noisy vane, damaged exhaust pipe, burnout motor replacement and oil seal leak

water circulating vacuum pump	burnout motor replacement, jammed vane adjustment, spraying, washer replacement, one-way valve clogging, vacuum bottle clogging and reverse absorption, oil seal spray, damaged vacuum bottle replacement, jammed, noisy and low-pressure bearing and weak vacuum degree

movable pump	burnout motor replacement, jammed vane adjustment, spraying, washer replacement, one-way valve clogging, vacuum bottle clogging and reverse absorption, oil seal spray, damaged vacuum bottle replacement, jammed bearing, drain pipe leak

rotary evaporator	weak vacuum degree, evaporating pipe break, potentiometer failure, purge valve break, hand crank break, uncontrolled speed adjustment, breakdown of the plug connecting circuit board and motor, short circuit or loud noise of water bath, breakdown of rotary evaporating head

desk blast drying oven	heating failure, ventilation failure

vacuum drying oven	gas leak, heating failure

infrared drying oven	bulb replacement, short circuit

ultraviolet analyzer	replacement of light filter, lamp tube or starter

pressure regulator	regulation failure, no display of pressure, short circuit

temperature controller	display error, power cord replacement, sensor replacement

magnetic stirrer	loud noise, no power, abnormal operation, short circuit

ozone generator	short circuit

Electronic weight scale	power cord break

Note:

1.	Party A shall make direct payments to other suppliers if Party B commissions them to provide repair services to Party A, and Party B shall not otherwise charge Party A for such repair servcies.

Schedule 5: LabPartner Trading Customer Equipment Repair Advice

                                                                                                                                               No.

Ordered by Company:	Order Date:

Department		Person	Location
Equipment Name		Equipment No.	Specification/ Type
Breakdown Description
Maintenance Content
Maintenance Item	Name of Parts/Materials	Amount Used	Maintenance Fee	Fees of Parts/Materials

Subtotal
Total Charge

Repaired by:				Date:
Delivered to External Unit for Repair (Unit Name)		Repair Date	Completion Date
Repair Description

Repaired by:				Date:
Acceptance Result

Accepted by:				Date:
Note:

Schedule 6: LapPartner Trading Equipment Maintenance Package Plan Purchase Confirmation Letter

No.	Maintained Equipment	Specification/ Type	Producer	Equipment No.	Original Value of Equipment	Annual Package Plan fee rate	Maintenance Fees
1
2
3
4
5
6
7
8
9
Total
Package Scope:
1. Party B shall be responsible for repair without any further charge if any breakdown specified in Schedule 4 occurs to the maintained equipment of Party A during the agreed term.

2.      Party B shall provide maintenance services to the maintained equipment of Party A following standards specified in Schedule 2 during the agreed term without any further charge and shall waive the fees of materials and parts incurred in the first maintenance to the maintained equipment of Party A.

3.      Party A shall make full and on-time payments to Party B for the fees of materials and parts arising out of repair and maintenance (excluding the fees of materials and parts incurred in the first maintenance) and such fees are not included in the package scope of Party B.

PackageTerm: From to
Package Buyer:				Package Seller:
Date:				Date:
Agent				Agent

Service Outsourcing Agreement—Exhibit 5

AGENT SERVICES AGREEMENT

Party A:	Shanghai ChemPartner Co., Ltd
Party B:	LabPartner (Shanghai) Co., Ltd.

Party A and Party B, through friendly negotiations and based on the principles of equality, willingness, equity, honesty and credibility, agree as follows:

1.	AGENCY SERVICES

1.1	Party B, as commissioned by Party A, will provide consulting services necessary for Party A’s construction projects, including evaluation of suppliers, construction pricing comparison, business negotiations, contract drafting, and project inspection and acceptance (to be jointly conducted by the Parties).

1.2	Party B, as commissioned by Party A, will purchase devices and equipment requested by Party A, including collecting related information; equipment selection; evaluation of suppliers; contract negotiations, preparation and tracking of its performance; and inspection and acceptance of devices and equipment (to be jointly conducted by the Parties).

1.3	Party B, as commissioned by Party A, will provide logistics services for the imports and exports of Party A, including customs declaration and clearance, documents processing, information preparation, submission for inspection, shipment collection, and data processing.

2.	AGENCY FEES

2.1	Party B will provide construction related consulting service and equipment procurement services to Party A free of charge.

2.2	Party B will collect logistics service agency fees for the imports and exports of Party A as follows:

•	KJ3 customs clearance: RMB100 for each clearance

•	General cargo forwarding under the trade terms of DDU and DDP: RMB250 for each service

•	General cargo forwarding other than the trade terms of DDU and DDP:

Number	Item	Fees (RMB)	Number	Item	Fees (RMB)
1	documents preparation	100	6	domestic transport	300 (below one ton) 450 (one to three tons)
2	Certifications handling	100	7	license processing	500
3	customs clearance (including declaration)	600	8	3C mandatory certification	8,000

4	tax exemption	400	9	3C off- catalogue certification	800
5	inspection	350	10	inspection expenses	as actually incurred

•

Warehousing fees, duties and quantity inspection drayage expenses will be payable in the same amount as actually incurred, for which Party B shall provide valid payment evidence to Party A. Any special fees will be separately negotiated by the Parties.

•

Any fees and expenses collectable by Party B under this Agreement will be settled at the last day of each month. Party B shall provide a schedule of settled accounts for the prior month along with cleared documents to Party A by the 10th day of each month and, within three days after confirmation by Party A, issue an invoice thereof. Party A shall make full payment of such fees and expenses within five business days upon its receipt of the invoice from Party B.

3.	PARTY A’S OBLIGATIONS

3.1	Party A shall sign and issue a written power of attorney (Schedule 1) to Party B to commission Party B in respect of agency services relating to construction related consulting or procurement of imported equipment. Party B will commence its services actively upon its receipt of such power of attorney from Party A.

3.2	Party A shall provide the information necessary for Party B to provide services for construction related consulting, including without limitation building drawings, engineering requirements, budget, and engineering standards.

3.3	Party A shall, at the request of Party B, provide assistance necessary for Party B to provide construction related consulting services to Party A during the term of such consulting services.

3.4	Any construction related consulting services contract provided by Party B is subject to final review and execution of Party A, who will be a party to such contract. Party B will not be liable for negotiation and execution of such contract. Any delay or failure to perform such contract due to Party A’s belated review thereof or otherwise will not affect Party B’s performance of its obligations.

3.5	The Parties shall jointly inspect any construction for acceptance if such construction is completed within the term of the contract for Party B’s provision of consulting services underlying such construction. If the construction may be accepted only by its owner, Party B’s consulting services thereof will be completed upon signature and seals upon the acceptance letter (Schedule 2) by Party A. If the construction may not be accepted unless with approval from relevant agencies pursuant to laws and regulations, Party B’s consulting services thereof will be complete upon acceptance of such construction by such agencies. If the construction fails to be accepted according to schedule due to Party A’s fault, party B will no longer participate in the inspection and acceptance of such construction.

3.6	Party A shall provide the materials necessary for Party B to provide agency services for equipment procurement, including without limitation device and equipment procurement plan, names, technical specifications, budget and suppliers of the devices and equipment.

3.7	Party A shall provide technical employee to assist Party B in deciding the technical specifications in device and equipment procurement contracts.

3.8	Party A shall make due payments under device and equipment procurement contracts. In the event of any delay or failure to perform any contract or any dispute in connection with the purchased devices or equipment due to delayed payment or incomplete procedures on equipment import by Party A, any and all liabilities thereof shall be solely borne by Party A.

3.9	Party A is responsible for final review and execution of any device and equipment procurement contract.

3.10	Party A is responsible to inspect the purchased equipment for acceptance.

3.11	Party A shall provide to Party B promptly the schedule of imports and exports, carrier number, and other information required for customs declaration and inspection. Party B will not be liable for delayed shipment of Party A’s imports and exports due to Party A’s failure to promptly provide relevant materials or information.

3.12	Party A warrants that all of its imports and exports are in compliance with the laws and regulations of the PRC, and will be liable for any loss incurred by Party B in connection with its joint and several liability in providing agency services for imports and exports of Party A due to Party A’s failure.

3.13	Package of Party A’s goods shall meet shipping requirements, be conspicuously identified with the logos for removal, storage, protection and other uses, and is in good order; otherwise any loss of such goods during its shipment will be unrelated with Party B. Transportation fees, port fees and any other fees and expenses relating to shipment and delivery will be borne by Party A.

4.	PARTY B’S OBLIGATIONS

4.1	Party B shall actively provide agency services upon its receipt of a power of attorney from Party A and, within ten business days upon its receipt of a power of attorney for construction related project, will complete material collection, supplier evaluation, and engineering plan (drawing) preparation, provide more than three suppliers and engineering plans for selection by Party A.

4.2	Within ten business days upon its receipt of a power of attorney for equipment procurement, Party B will complete material collection, supplier evaluation, and equipment type selection and pricing comparison, and provide pricings from more than three suppliers for selection by Party A.

4.3	Within five business days upon determination of suppliers or plans by Party A, Party B will complete contract negotiations and drafting, and deliver such contract for Party A’s confirmation and execution.

4.4	Party B will track and monitor performance of the contract and provide any feedback obtained thereof to Party A promptly.

4.5	Party B will join Party A to inspect any completed construction for acceptance. Any equipment purchased by Party B on behalf of Party A is subject to joint inspection and acceptance of the Parties.

4.6	Party B will press the suppliers for due performance of the contract and notify Party A promptly of delay in contract performance due to the supplier’s fault, if any.

4.7	Party A will provide its imports to Party B for customs clearance. Party B will deliver such imports to the office of Party A within five business days upon completed submissions for customs clearance.

4.8	Any and all materials provided by Party A shall be orderly maintained by Party B and returned promptly to Party A upon completion of agency services. The Parties will make due delivery and acceptance of such materials. Party B shall be liable for any remedy or indemnity requested by Party A in writing for any loss incurred by Party A due to Party B’s fault.

5.	AMENDMENT AND SUPPLEMENT

5.1	This Agreement may not be amended or supplemented unless by agreement of the Parties in writing.

5.2	Unless any amendment or supplement to this Agreement is confirmed by the Parties in writing, this Agreement shall be performed as if it is not amended or supplemented.

6.	TERM

6.1	The term of this Agreement is 5 years, from June 1, 2007 to May 31, 2012. Any party wishing to terminate this agreement shall notice the other party with 6 months’ advance notice.

6.2	This term of this Agreement may automatically extend upon its expiration unless with objection from any party.

7.	MISCELLANEOUS

7.1	This Agreement is made in two originals, held by each party. Each of the originals shall have the same legal effect.

7.2	If there is any discrepancy between this Agreement and the Service Outsourcing Agreement (No. JCCP20070702001), the Service Outsourcing Agreement shall prevail.

7.3	Any matter that is not provided hereunder shall be negotiated by the Parties under the principles of long-term cooperation and mutual benefit. Any dispute arising from this Agreement shall be governed by the court having jurisdiction over the place where party A is located.

Party A:

Representative of Party A:

/s/ Shanghai ChemPartner Co., Ltd.

Date: June 1, 2007

Party B:

Representative of Party B:

/s/ LabPartner (Shanghai) Co., Ltd.

Date: June 1, 2007

Schedule 1

POWER OF ATTORNEY

Principal:	Shanghai ChemPartner Co., Ltd.

Agent:	LabPartner (Shanghai) Co., Ltd.

Shanghai ChemPartner Co., Ltd. hereby authorizes LabPartner (Shanghai) Co., Ltd. as its agent and attorney in respect of the following matters:

Principal (seal): Shanghai ChemPartner Co., Ltd. (seal)

Person-in-charge:

Date:

Schedule 2

ACCEPTANCE LETTER

In respect of the construction for which LabPartner (Shanghai) Co., Ltd. has provided agency consulting services to Shanghai ChemPartner Co., Ltd. (Contract No. ), it is hereby concluded upon its inspection for acceptance:

Acceptance Party (seal): Shanghai ChemPartner Co., Ltd. (seal)

Person-in-charge:

Date:

Service Outsourcing Agreement-Exhibit 6

SPECIAL LABORATORY SERVICES AGREEMENT

THIS SPECIAL LABORATORY SERVICES AGREEMENT (hereinafter referred to as the “Agreement”) is made and entered into as of                     , in Shanghai, by and between:

Party A:	Shanghai ChemPartner Co., Ltd.
Address:

Legal Representative:

Party B:	LabPartner (Shanghai) Co., Ltd.
Address:

Legal Representative:

WHEREAS,

(A)	Party A desires to receive special laboratory services from Party B; and

(B)	Party B is specialized in special laboratory services area and is willing and capable to provide special laboratory services to Party A.

Party A and Party B, through friendly negotiations and based on the principles of mutual benefits and good faith, agree the following in respect of Party B’s provision of special laboratory services to Party A:

1.	SERVICES

1.1	Party B will use proprietary equipment to provide hydrogenation reaction (high, middle and low pressure) and synthesis reaction (ammonia, carbon monoxide and other high-temperature high-pressure reaction) to Party A.

1.2	Party B will provide hydrogen filling and delivery services to Party A.

2.	SERVICE MODE

2.1	Party A shall advise Party B by hotline or electronic mail of its request for special laboratory services, including conditions of reaction, equipment specifications; types of reaction; days of reaction; reaction solvent and volume; pressure and temperature (in case of hydrogenation reaction); temperature and nature of solvent (in case of synthesis reaction). Party B shall decide on whether it is capable to provide the services requested by Party A based on such information, which decision shall be notified to Party A immediately if such request is made by Party A by hotline at 5137-0643, or within the day if by electronic mail at .

2.2	If Party A is advised of Party B’s availability to provide special laboratory services, it shall fill a Pressure Container Use Registration Form (Schedule 1) at Party B’s special laboratory. The timing of the reaction will be arranged by Party B.

2.3	Party A shall deliver the materials necessary for reaction and Pressure Container Use Registration Form duly signed by the person-in-charge of Party A to Party B at the reaction time identified in such Form. Subject to confirmation of the Form, Party B will provide reaction equipment to Party A for Party A’s input of reaction materials. Party B may decline to provide such services if the Form is not duly signed or is signed to refuse to pay.

2.4	Upon Party A’s completed input of reaction materials, Party B will start the reaction equipment based on the reaction conditions included on the Form. Party A may monitor the reaction throughout its process by sampling.

2.5	Party A shall arrive at Party B’s laboratory with the materials necessary for output of laboratory materials (the standard containers of which are 24-lips round-bottomed flasks) prior to the time identified in the Form by which the reaction is completed. The outputting of laboratory materials will be handled by Party B.

2.6	If Party A fails to arrive at Party B’s laboratory by the time upon which the reaction is completed, Party B will stop the reaction and advise Party A by telephone for output of laboratory materials.

2.7	If Party A intends to extend the time necessary for the reaction, it shall advise such request to Party B orally or by telephone prior to the time by which the reaction is originally scheduled to complete, which request is subject to Party B’s approval according to its own schedule for the equipment application.

2.8	Upon completion of the reaction, Party B will issue a service bill payable by Party A based on the time of reaction and the price agreed by the Parties.

2.9	The hydrogen bag delivery service hotline of Party B is .

2.10	Party B shall deliver fully filled hydrogen bags (model No. sy42) to the place designated by the laboratory staff of Party A within two hours upon its request from Party A by telephone.

2.11	Party B’s employee responsible for hydrogen delivery will produce delivery receipt to the laboratory staff of Party A, who will sign upon such receipt. The signed delivery receipt will serve as the evidence for settlement of service fees between the Parties.

2.12	From 16:00 to 17:00 of every business day, Party's B's employee shall go to Party A's working place to withdraw the empty hydrogen bags, which Party A shall return to Party B's employee in time.

3.	SERVICE PRICE

3.1	The special reaction services provided hereunder will be charged at a price equal up to 40% discount of the service prices published by Party B. The discounted service prices are as follows:

Conditions/volume	0.1L		0.25L		0.5L		1L		2L
low and middle pressure hydrogenation P≤40kgf/cm2	four hours	110	four hours	140	four hours	160	four hours	200	four hours	210
	six hours	140	six hours	180	six hours	210	six hours	260	six hours	280
	eight hours	170	eight hours	220	eight hours	260	eight hours	320	eight hours	350
middle pressure hydrogenation P=40-80kgf/ cm2	four hours	120	four hours	160	four hours	200	four hours	230	four hours	260
	six hours	160	six hours	210	six hours	260	six hours	310	six hours	350
	eight hours	200	eight hours	260	eight hours	320	eight hours	380	eight hours	430

high pressure hydrogenation P>80kg/ cm2	four hours	150	four hours	200	four hours	230	four hours	240	four hours	290
	six hours	200	six hours	260	six hours	300	six hours	320	six hours	390
	eight hours	240	eight hours	320	eight hours	370	eight hours	400	eight hours	490

Synthesis reaction	four hours	150	four hours	210	four hours	240	four hours	290	four hours	330
	six hours	200	six hours	280	six hours	320	six hours	390	six hours	440
	eight hours	250	eight hours	340	eight hours	390	eight hours	480	eight hours	540

0.25L titanium synthesis reaction	four hours					340
	six hours					450
	eight hours					560

3.2	The hydrogen bag filling and delivery will be flatly charged at RMB18/bag/filling and delivery.

4.	FEE SETTLEMENT

4.1

It is agreed that the fees payable under this Agreement will be settled once each calendar month. Party B will provide the Fee Settlement Schedule for the prior month no later than the 10th day of each month. Within three business days upon its receipt of such schedule, Party A shall complete its review and notify Party B to issue valid invoice thereof and, within five business days upon its receipt of such invoice, Party A will make full payment to party B. Any settlement or payment provided in the preceding sentence which falls on weekends or public holidays will be extended to the immediately following business day.

4.2	Any and all fees and expenses between the Parties arising from performance of this Agreement will be settled and paid in RMB.

4.3	Payment provided under this Agreement shall be made by wire transfer.

5.	PARTY A’S OBLIGATIONS

5.1	Employees of Party A shall comply with the operating procedures and any other rules and requirements of Party B relating to the special laboratory.

5.2	Party A shall notify Party B of any potential risk which may result from inclusion of any catalyst in the reaction requested by Party A. Inclusion of any flammable catalyst such as palladium shall be preceded by the moisture of such catalyst by Party A using the appropriate solvents. None of the employees of Party A will measure the weight of any flammable catalyst on site of Party B’s special laboratory. Party A shall be liable for any loss or damages incurred by Party B arising from any naked fire.

5.3	Party A shall be solely responsible for the result of reaction. Party B shall not be held liable if the result of the reaction fails Party A’s expectation.

5.4	Party A shall ensure that its laboratory personnel is accessible by Party B throughout the reaction process, and will deal with unusual circumstance promptly on site of Party B’s laboratory upon notice by Party B by telephone. If Party A fails to deal with such circumstance promptly or is not accessible by Party B, Party B may terminate operation of the equipment and will not be held liable for any consequence arising thereof.

5.5	If Party B is requested to provide reaction services at non-business hours (business hours refer to the period starting at 8:30 and ending at 17:00, Monday through Friday, other than any public holiday), the laboratory personnel from Party A and Party B shall jointly monitor the reaction process tat Party B’s special laboratory.

5.6	Party A is responsible to keep and maintain the bag delivered by Party B for delivery of hydrogen and will be liable to compensate Party B for any damage or loss thereof, the amount of which compensation will be the purchase price of such bag.

5.7	Party A shall make due payment of service fees to Party B under this Agreement.

6.	PARTY B’S OBLIGATIONS

6.1	Party B shall ensure that the special laboratory is in compliance with fire prevention requirements and has passed the inspection of fire prevention agencies. Party B shall have received an inspection and acceptance report from municipal level pressure containers' inspection agency for its reaction equipment. The operational staff at Party B’s special laboratory shall be duly certified for operation of pressure containers.

6.2	Party B warrants that its technical staff will not leave the site of its laboratory during the operation of its equipment for conduct of special laboratory for Party A.

6.3	Party B will guarantee a necessary reaction time for Party A except for force majeure or power breakdown.

6.4	Technical personnel from Party B will operate the equipment according to the temperature and pressure requirements provided by Party A on the Pressure Container Use Registration Form. Party B shall be liable for any loss incurred by Party A arising from the reaction equipment’s failure to meet Party A’s requirements on pressure and temperature.

7.	LIABILITY FOR BREACH

7.1	Party A and Party B shall conduct operations according to the agreed documents and process; otherwise any loss thereof will be borne by the party which is liable therefor.

7.2	If Party A or Party B breaches this Agreement, the breaching party shall be liable for any loss directly incurred by the non-breaching party.

7.3	If Party A fails to make due payment of service fees to Party B, the Parties shall negotiate to minimize the potential loss of Party B. If such negotiations fail, Party A shall be liable for liquidated damages equal to 0.1% of the payment overdue for each day that the payment is delayed.

8.	CONFIDENTIALITY

8.1	To consummate this Agreement, Party A and Party B is obliged to keep in confidence any materials and trade secrets it obtains from the other party, including without limitation commercial and technical information, corporate policies, client list, goods delivery records, and pricing agreements, and shall take all reasonable measures necessary to prevent such information from dissemination, release, disclosure, duplication, abuse or access by any unrelated party.

8.2	Each of the Parties shall notify and reasonably require its employees who are involved in the work contemplated under this Agreement to comply with the confidentiality provisions in this Agreement and either party shall be held jointly liable for breach of this confidentiality provision by any of its employees.

8.3	This Section 8 will survive the expiration, termination and invalidity of this Agreement

8.4	Each of the Parties shall keep in confidence the existence and contents of this Agreement.

9.	FORCE MAJEURE

9.1	If either of the Parties fails to perform this Agreement due to any Force Majeure, it shall notify the other party immediately by telephone or fax, and produce an evidence for the Force Majeure issued by a competent agency within 15 days upon elimination of the Force Majeure.

9.2	Upon cease or elimination of the Force Majeure, the Parties will continue performing this Agreement and notify the other Party promptly by telephone or fax; provided, however, that if one Party is unable to perform this Agreement directly due to the Force Majeure, such Party shall terminate this Agreement with prompt notice to the other Party in writing.

9.3	Neither of the Parties will be held liable to the other Party for any consequence arising from the Force Majeure.

10.	DISPUTE RESOLUTION

Any disputes arising from the performance of this Agreement shall be resolved promptly through friendly negotiation between Parties. In case such negotiation fails, any Party may bring legal action to the court in the area where Party B is located.

11.	MISCELLANEOUS

11.1	To strengthen cooperation between the Parties, Party B will implement a annual rebate policy as to the service fees payable by Party A. The rebate standards are as follows (the total service fees mean the amount actually paid by Party A less taxes; years mean calendar years; and period less than one year will be calculated by proportion):

Total service fees paid by Party A and its affiliates during any year	Rebate percentage	Party A’s percentage in the rebated amount
RMB600,000-800,000 (excluding RMB600,000)	5%	50%
RMB800,000-1,000,000 (excluding RMB800,000)	8%	50%
More than RMB1,000,000	10%	50%

11.2	For purpose of this Agreement, written forms mean the written correspondences delivered by mail or by hand, faxes and electronic mails.

11.3	No Party shall amend or terminate this Agreement without entering into an amendment to this Agreement with the other Party. The amendment shall become effective after both Parties have affixed the amendment with company seals or contract seals. If no agreement is reached on the amendment, the Party initiating the amendment shall continue to perform under the original Agreement, or would be considered as breaching this Agreement.

11.4	The term of this Agreement is 5 years, from June 1, 2007, to May 31, 2012. Any party wishing to terminate this agreement shall notify the other party with 6 months’ advance notice.

11.5	This Agreement shall become effective after both parties have caused their legal representatives or authorized representatives to sign this Agreement and affix this Agreement with company seals. This Agreement is made in two originals, held by each party. Each of the originals shall have the same legal effect.

11.6	If there is any discrepancy between this Agreement and the Service Outsourcing Agreement (No. JCCP20070702001), the Service Outsourcing Agreement shall prevail.

11.7	Parties may enter into a supplemental agreement for issues not addressed by this Agreement. If there is any discrepancy between this Agreement and the supplemental agreement, the supplemental agreement shall prevail.

Party A: /s/ Shanghai ChemPartner Co., Ltd.

Authorized Representative:

Date: June 1, 2007

Party B: /s/ LabPartner (Shanghai) Co., Ltd.

Authorized Representative:

Date: June 1, 2007

Service Outsourcing Agreement—Exhibit 7

ANALYSIS AND TESTING SERVICE CONTRACT

Party A:	Shanghai ChemPartner Co., Ltd.
Address:	Building 3, Lane 720, Cailun Road, Zhangjiang Hi-Tech Park, Pudong New District, Shanghai

Party B:	LabPartner (Shanghai) Co., Ltd.
Address:	Floor 1, Building 4, No. 998, Halei Road, Zhangjiang Hi-Tech Park, Pudong New District, Shanghai

I.	Scope and Mode of Services:

1.	Party B shall pay service fees to Party A if Party A uses its own equipment, personnel, professional analysis and testing technology and regent to provide analysis and testing services to the matter commissioned by Party B according to Party B’s sample submittal requirements.

2.	Party B shall deliver samples to be tested to Party A’s analysis laboratory according to Party A's sample submittal procedure. Party B shall specify testing method, sample grade and quality standard on the Sample Submittal Form and Party A shall conduct testing and determine testing results according to the requirements on the Sample Submittal Form. If Party B can not determine the analysis and testing method, Party A shall have the obligation to provide technical consultation for such purpose, offering appropriate analysis and testing methods for Party B to select, based on which Party B shall determine the analysis and testing method at its sole discretion before delivering samples to Party A’s analysis laboratory for testing results determination. The quality standards (see Exhibit I) for solvents shall be provided by Party B.

3.	In connection with Party B’s samples of industrial level and from special laboratory delivered to Party A, Party A shall issue the Certificate of Analysis to Party B within 4 hours upon receipt of such samples. The sample submittal time for Party B’s other reagents shall be before 16:00 of every working day and Party A shall issue the Certificate of Analysis to Party B before 10:00 the next working day (for holidays delayed to the next working day, excluding Force Majeure events like power failure or unexpected equipment damage).

4.	Party A shall upload the Certificate of Analysis to the Certificate of Analysis file at the website , and note names of the laboratory technicians for each testing item. If the testing results fail to meet the quality standards required by Party B, Party A shall issue the Certificate of Analysis in duplicate and provide one to Party B and the other to the analysis laboratory for record, on which there shall be the signatures for verification of Party A's analysis personnel and the person(or its designated agent in charge of the laboratory.

II.	Services Charges and Payment

1.	Service Charges: Party A charges RMB10,000 per month for analysis and testing. If Party B delivers more than 2,000 samples for testing per month, Party A shall charge RMB 10 for each sample exceeding 2,000.

2.	To avoid ambiguity, the charges refer to all fees arising from providing services to Party B, including but not limited to fees of reagents used in analysis and testing, sample storage fees, sample bottle cleaning fees and administrative fees.

3.	Party B shall pay Party A via bank transfer prior to the fifteenth day of the next calendar month upon receipt of the Certificate of Analysis for the current month.

4.	Party B shall provide legal invoices, the amount of which shall be the same as the charges, to Party A within two working days upon receipt of Party A’s charges.

III.	Party B’s Obligations

1.	Party B shall pay Party A for the services as agreed by both Parties on time;

2.	Party B shall provide Party A information of the matter commissioned by Party B, including activation, poison and explosivity.

IV.	Party A’s Obligations

1.	Party A shall complete the analysis and testing services to the matter commissioned by Party B within the agreed time, and provide the Certificate of Analysis to Party B;

2.	Party A shall not use the matter commissioned by Party B for other purposes except for those agreed herein;

3.	Party A shall not transfer its rights hereunder to any third party without the prior written consent of Party B;

4.	Party A shall not communicate, reveal, remove or transfer any analysis and testing date or testing results of the matter of Party B to any other person or for itself or other person to use without the prior written consent of Party B;

5.	Party A shall test and analyze the samples and issue the Certificate of Analysis to Party B with scientific, objective and discreet attitude. Party A shall be liable to all losses incurred by Party B caused by the errors in the Certificate of Analysis issued by Party A.

V.	Change and Termination of Contract

No Party shall amend or terminate this Contract after it becomes effective without entering into an amendment to this Contract with the other Party. The amendment shall become effective after both Parties have affixed the amendment with company seals or contract seals. If no agreement is reached on the amendment, the Party initiating the amendment shall continue to perform under the original Agreement, or would be considered as breaching this Agreement.

VI.	Liability for Breach

1.	If late payment by Party B for the services occurs, for each day exceeding the agreed date, Party B shall pay 1‰ of the unpaid charges to Party A as late fee;

2.	Party B shall be liable to any personal injury or property loss incurred by Party A or any third party caused by the failure of Party B to provide information of the matter commissioned by Party B, including activation, poison and explosivity to
Party A.

3.	If late issuance of the Certificate of Analysis by Party A occurs, for each hour exceeding the agreed time, Party A shall pay Party B RMB 2 per sample as late fee. The issuance time of the Certificate of Analysis shall be subject to the uploading time by Party A.

4.	Party A shall be liable to all losses incurred by Party B caused by the transfer of the Contract to a third party by Party A or the non-compliance of Party A with its confidentiality obligations.

VII.	Dispute Resolution

Any disputes arising from the performance of this Agreement shall be resolved through negotiation between Parties. In case such negotiation fails, both Parties agree that the court having jurisdiction shall be Shanghai Pudong New District People's Court.

VIII.	Miscellaneous

This Contract is made in quadruplicate with the same legal effect, two for each party.

IX.	Validity

The term of this Agreement is 5 years, from June 1, 2007 to May 31, 2012. Any party wishing to terminate this agreement shall notify the other party with 6 months’ advance notice.

Party A: /s/ Shanghai ChemPartner Co., Ltd

Representative:

Date: June 1, 2007

Party B: /s/ LabPartner (Shanghai) Co., Ltd.

Representative:

Date: June 1, 2007